Exhibit 10.90
AMENDED KEN CLEVELAND EMPLOYMENT AGREEMENT

THIS AMENDED KEN CLEVELAND EMPLOYMENT AGREEMENT (this “Amended Agreement”) is made and entered into effective as of the 1st day of February 2009, by and between New Century Energy Corp., a Colorado corporation, with its principal place of business at 1770 St. James Place, Suite 380, Houston, Texas 77056, (the “Company”) and Ken Cleveland, who resides at 5803 Hickory Springs Dr. Kingwood, Texas 77345 (the “Employee”)

WHEREAS, the Company and Employee executed the Ken Cleveland Employment Agreement (“Original Agreement”) effective as of the 24th day of September 2008 for a term of six (6) months commencing as of August 1, 2008;

WHEREAS, under Article 3, paragraph 3.01 Base Salary.  in the Original Agreement it provides for the Employee to be paid a monthly salary paid twice monthly in accordance with the Company’s standard payroll procedures.

WHEREAS, the Company and Employee now desire to amend and replace certain terms and conditions of the Original Agreement  with the terms and conditions of this Amended Agreement, and this Agreement shall replace and supersede the terms and conditions of the Original Agreement from the Effective Date of this Amended Agreement as written below; and

NOW, THEREFORE, in consideration of mutual covenants and premises, the receipt and sufficiency of are hereby acknowledged, the Company and Employee agree as follows:

1.   All of the terms and conditions as stated in the Original Agreement (a copy of which is attached hereto and made a part of this Amended Agreement ), will remain in full force and effect and unchanged, except Article 1, paragraph 1.02 and Article 3. paragraph 3.01 , which are amended below.

2.  Article 1, paragraph 1.02 is hereby modified to read as follows:

    1.02   Employment Term.  Employee’s employment hereunder shall be on a month to month basis,  extended for successive one (1) month terms, commencing on February 1, 2009, subject to being earlier terminated pursuant to Article 5 of the Original Agreement.

3.   Article 3, paragraph 3.01 is hereby modified to read as follows:

3.01   Base Salary.  As compensation for services hereunder and in consideration for the protective covenants set forth in Article 5 hereof, Employee shall be paid at the rate of
$ 85.00 per hour, beginning February 1, 2009, paid twice monthly in accordance with the Company’s standard payroll procedures.

IN WITNESS WHEREOF, the undersigned have executed this Amended Agreement effective as of the date first written above.

Agreed to acknowledged and accepted,

EMPLOYEE:
KEN CLEVELAND

/s/ Ken Cleveland
Ken Cleveland

COMPANY:
NEW CENTURY ENERGY CORP.

BY:/s/ Edward R. DeStefano
      Edward R. DeStefano
      President